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                                                                    EXHIBIT 10.9

                                   MEMORANDUM


In regards to the Loan Agreement ("Original Agreement") between Forval Corporation ("Forval") and PPOL, Inc. ("PPOL") of June 2, 2004, this memorandum sets forth the conditions and payment terms upon which both parties agreed.

         1. Repayment of the 90,000,000 Yen loan from Forval to PPOL, based on the Original Agreement, is due March 31, 2005. PPOL will pay the interest for the period of October 1, 2004 through December 31, 2004, on or before December 31, 2004 to an account designated by Forval. The interest for the period of January 1, 2005 through March 31, 2005, as well as the principal, will be paid to Forval's designated account by March 31, 2005.

         2. Regardless of the terms of the Original Agreement, PPOL may not pay the loan by issuing stocks to Forval.

         3. While the Original Agreement remains effective, this memorandum prevails over the Original Agreement. If a question arises in regards to any matters not stipulated in this memorandum, or how to interpret certain items in the Original Agreement or in this memorandum, both parties will resolve it by discussion under the doctrine of good faith. Both parties shall sign and seal two (2) copies of this memorandum and each party will keep one (1) original copy.

December 14, 2004

_______________________________________
Hideo Ohkubo
CEO, Forval Corporation
5-52-2 Jingu-mae, Shibuya-ku, Tokyo, Japan


_______________________________________
Hideo Ohkubo
CEO, PPOL, Inc.
11661 San Vicente Boulevard, Suite 901
Los Angeles, CA 90049